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   [Registrant has removed proprietary and confidential information, indicated
     by an asterisk "*", pursuant to a request for confidiential treatment. Registrant has filed the confidential portion separately with the SEC.]

Partnership Agreement Between CentreCom Incorporated and TEK DigiTel
Corporation

This partnership agreement outlines the terms and conditions each company has agreed in order to facilitate an open and mutually beneficial agreement.

TEK DigiTel agrees to the following:

     1. TEK will extend to CentreCom best pricing based on ___*___ units per year volumes. TEK will have the right to review pricing on a quarterly basis...based on volumes shipped and adjust prices accordingly. The best pricing is as follows for ___*___ unit commitment; Ethernet Only ($__*__), Dual Ethernet ($__*__), ISDN Versions ($__*__), Serial Versions ($__*__).

     2. For the first 200 units TEK will accept payment for Pronto units over 18 months at $__*__/month. An upfront payment of two months $__*__ would be required. These units will be fully warranted for the entire 18 months.

     3. TEK will provide configuration, installation and activation services for $__*__/unit plus we can ship directly to CentreCom customers FOB Germantown. All shipping cost will be charged to CentreCom.

     4. TEK will maintain a Return and Repair inventory for expediting Warranty service. TEK will warrant purchased units for 1 year. A 1 year extended warranty could be purchased for $__*__.

CentreCom agrees to the following:

     1. CentreCom agrees to order ___*___ units over the next 12 months.

     2. CentreCom agrees to place an order for 200 pronto units to be delivered over the next 60 days on an as needed basis.

     3. Any opportunity that TEK brings to the table as well as all opportunities resulting from ISPCON...TEK will receive 5% of all calling revenues generated over a 3 year period.

CentreCom Incorporated                         TEK DigiTel

Don Feuer
/s/ Don Feuer                                  Rocco DiCarlo
_________________                              ___________________
President                                      President
Date Signed:                                   Date Signed:
11/20/99
                                               /s/ Thomas Yang
                                               __________________
                                               COO